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                            THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11
                                   (UNAUDITED)


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                                                        THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                              JUNE 30,                           JUNE 30,
                                                    ---------------------------       ---------------------------

                                                       1997             1996             1997             1996
                                                    ----------       ----------       ----------       ----------
Common shares outstanding beginning of period        7,762,129        7,737,095        7,757,329        7,735,745

Effect of Weighting Shares:
  Employee stock options exercised                      92,856           37,699           50,018           19,952
  Employee stock options outstanding                   204,989          257,469          245,870          281,069
                                                    ----------       ----------       ----------       ----------

Primary                                              8,059,974        8,032,263        8,053,217        8,036,766
                                                    ==========       ==========       ==========       ==========

Common shares outstanding beginning of period        7,762,129        7,737,095        7,757,329        7,735,745

Effect of Weighting Shares:
  Employee stock options exercised                      92,856           37,699           50,018           19,952
  Employee stock options outstanding                   215,623          257,469          255,915          281,070
                                                    ----------       ----------       ----------       ----------

Fully diluted                                        8,070,608        8,032,263        8,063,262        8,036,767
                                                    ==========       ==========       ==========       ==========

Net income                                          $1,028,000       $  170,000       $1,829,000       $  892,000
                                                    ==========       ==========       ==========       ==========

NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARES:

Net income per share

  Primary                                           $     0.13       $     0.02       $     0.23       $     0.11
                                                    ==========       ==========       ==========       ==========
  Fully diluted                                     $     0.13       $     0.02       $     0.23       $     0.11
                                                    ==========       ==========       ==========       ==========
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